Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2013 RESULTS

West Palm Beach, FL – January 14, 2014 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its third fiscal year ended September 30, 2013.

Forward generated operating income of $0.7 million in fiscal 2013 compared to an operating loss of $(3.3) million in fiscal 2012 primarily due to increased gross profit and decreased general and administrative expenses. Other key financial results for fiscal 2013, compared to fiscal 2012 results, are as follows:

Fiscal 2013 Financial Results – Compared to the fiscal 2012 results:

  Net sales increased $1.5 million, or 5%, to $30.9 million in fiscal 2013 due primarily to higher sales of diabetic products, which increased $2.6 million. Sales of Other Products decreased $1.0 million to $6.7 million in fiscal 2013.

  Gross profit increased $2.5 million to $6.4 million, or 21% of net sales, in fiscal 2013 due primarily to the higher sales level achieved and cost savings realized from the restructuring of our Asia-based sourcing and quality assurance operations and improvements to our quality control systems.

  Sales and marketing expenses increased $0.6 million, or 37%, to $2.2 million in fiscal 2013 due primarily to higher personnel costs resulting from the restructuring and expansion of our sales and sales support teams.

  General and administrative expenses decreased $2.1 million, or 37%, to $3.5 million in fiscal 2013 due primarily to lower personnel costs and professional fees resulting from the restructuring of our executive, finance, and IT teams.

  Other expense, net, increased to $0.7 million of expense in fiscal 2013 from $34 thousand of expense in fiscal 2012, due primarily to net realized and unrealized losses on investments in marketable securities.

  Net income (loss) from continuing operations was $5 thousand of income, or ($0.07) per basic and diluted share, in fiscal 2013 compared to ($3.3) million, or $(0.41) per basic and diluted share, in fiscal 2012.

  Net loss from discontinued operations was ($0.2) million, or $(0.02) per basic and diluted share, fiscal 2013, compared to ($6.3) million, or $(0.78) per basic and diluted share, in fiscal 2012.

Robert Garrett, Jr., Forward’s Chief Executive Officer, commented: “With our restructuring behind us, we have turned our focus to developing long term sales and gross profit growth strategies. We believe the recent investments we have made in strengthening our design and sales support teams have improved the productivity of our sales force and expanded our ability to provide innovative and differentiated solutions to our existing and prospective customers. As an example, the diabetic products sector seems to be undergoing significant changes that, we believe, present us with meaningful opportunities if managed proactively.

In addition to our organic growth and diversification efforts, we are beginning an active search process to identify potential acquisition targets that would be complementary to our existing business and allow us to further leverage our operating infrastructure.  We anticipate that this search process will be ongoing with the goal of identifying prospective target companies that, if acquired, would be accretive to our organic results.

“We remain challenged with respect to our customer and product concentrations, which impose on us a heightened sensitivity to fluctuations in sales demand and downward pricing pressure. However, we believe we can continue to overcome these challenges if we successfully execute our organic and strategic growth initiatives.”

The tables below are derived from the Company’s audited, consolidated financial statements included in its Annual Report on Form 10-K filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2013 and 2012. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2013 quarter, 2013 period, and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2013 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries
Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

James McKenna, CFO

(561) 465-0070

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Fiscal Years Ended September 30,
	2013	2012
Net sales.....................................................................................................	$30,910,506	$29,403,004
Cost of goods sold...................................................................................	24,533,154	25,512,846
Gross profit...............................................................................................	6,377,352	3,890,158

Operating expenses:
Sales and marketing..................................................................................	2,187,315	1,591,930
General and administrative......................................................................	3,484,222	5,562,019
Total operating expenses................................................................	5,671,537	7,153,949

Income (loss) from operations..............................................................	705,815	(3,263,791)

Other (income) expense:
Interest income.........................................................................................	(4,626)	(61,882)
Loss on marketable securities, net........................................................	722,347	--
Other (income) expense, net...................................................................	(17,848)	96,069
Total other expense, net..................................................................	699,873	34,187

Income (loss) from continuing operations before income tax expense..............	5,942	(3,297,978)
Income tax expense......................................................................................	507	15,110
Income (loss) from continuing operations..............................................................	5,435	(3,313,088)
Loss from discontinued operations, net of tax benefit of $(6,002) and $0, respectively	(212,321)	(6,320,968)
Net loss.........................................................................................................................	(206,886)	(9,634,056)
Preferred stock dividends, accretion and beneficial conversion feature...	(546,888)	--
Net loss applicable to common equity.....................................................	$(753,774)	$(9,634,056)

Net loss.......................................................................................................................	$(206,886)	$(9,634,056)
Other comprehensive income (loss):
Change in unrealized gains on marketable securities...................................	23,744	(23,744)
Translation adjustments...................................................................................	(8,254)	(12,197)
Total other comprehensive income (loss).............................................	15,490	(35,941)
Comprehensive loss.................................................................................................	$(191,396)	$(9,669,997)

Net loss per basic and diluted common share:
Loss from continuing operations...........................................................................	$(0.07)	$(0.41)
Loss from discontinued operations.......................................................................	(0.02)	(0.78)
Net loss per share..........................	$(0.09)	$(1.19)

Weighted average number of common and common equivalent shares outstanding
Basic and diluted ...........................................................................................	8,111,226	8,101,661

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents...........................................................................................	$6,616,995	$4,608,246
Marketable securities.....................................................................................................	1,080,747	420,605
Accounts receivable, net ..............................................................................................	4,382,406	7,533,491
Inventories, net...............................................................................................................	2,050,710	3,380,813
Prepaid expenses and other current assets................................................................	390,153	367,552
Current assets of discontinued operations.................................................................	339,382	621,879
Total current assets..........................................................................................	14,860,393	16,932,586

Property and equipment, net............................................................................................	129,987	138,774
Other assets.........................................................................................................................	40,493	40,442
Total Assets........................................................................................................................	$15,030,873	$17,111,802

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable...........................................................................................................	$3,541,193	$5,936,848
Accrued expenses and other current liabilities..........................................................	1,270,457	1,725,185
Current liabilities of discontinued operations............................................................	25,438	261,806
Total current liabilities...................................................................................	4,837,088	7,923,839

Other liabilities...................................................................................................................	82,811	--
Total Liabilities................................................................................................................	4,919,899	7,923,839

6% Senior convertible preferred stock, par value $0.01 per share; 1,500,000 shares authorized; 648,846 shares issued and outstanding (aggregate liquidation value of $1,274,988).........................................................................	716,664	--

Commitments and contingencies..................................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; 2,400,000 undesignated; no shares issued and outstanding.....................	--	--
Series A participating preferred stock, par value $0.01; 100,000 shares authorized; no shares issued and outstanding....................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,819,095 and 8,811,595 shares issued; and 8,112,685 and 8,105,185 shares outstanding, respectively............................	88,191	88,116
Additional paid-in capital............................................................................................	17,965,327	17,020,771
Treasury stock, 706,410 shares at cost.....................................................................	(1,260,057)	(1,260,057)
Accumulated deficit.....................................................................................................	(7,378,700)	(6,624,926)
Accumulated other comprehensive loss..................................................................	(20,451)	(35,941)
Total shareholders’ equity............................................................................................	9,394,310	9,187,963
Total liabilities and shareholders’ equity..................................................................	$15,030,873	$17,111,802